EXHIBIT 99B.2
SELECTED COMBINED GROUP DATA (UNAUDITED)       U S WEST MEDIA GROUP
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
Dollars in             Quarter Ended            Year Ended
millions, statistics    December 31,    %       December 31,   %
in thousands           1995    1994  Change    1995    1994  Change
--------------------------- ------- -------  ------- ------- -------
REVENUES
U S WEST Direct        $266    $255     4.3   $1,026    $965     6.3
Other directories        58      46    26.1      154     110    40.0
MediaOne                 50      18      -       215      18      -
NewVector:
 Service                230     179    28.5      845     633    33.5
 Equipment               35      39   (10.3)      96     120   (20.0)
 Paging                   -       -      -         -      28      -
		    ----------------        -----------------
  Total NewVector       265     218    21.6      941     781    20.5
Other                    10      12   (16.7)      38      34    11.8
		    ----------------        -----------------
  Total revenues       $649    $549    18.2   $2,374  $1,908    24.4

EBITDA (#1)
U S WEST Direct        $135    $123     9.8     $519    $477     8.8
Other directories       (19)    (20)    5.0      (85)    (51)  (66.7)
MediaOne                 26       5      -       100       5      -
NewVector:
 Cellular                51      42    21.4      268     180    48.9
 Paging                   -       -      -         -      12      -
Other                   (29)    (45)   35.6      (86)    (90)    4.4
		    ----------------        -----------------
  Total EBITDA         $164    $105    56.2     $716    $533    34.3

OTHER DATA:
U S WEST Direct (Yellow Pages)
 Net Income             $82     $72    13.9     $307    $279    10.0
 Advertisers            479     468     2.4      479     468     2.4

MediaOne (Atlanta Cable)
 Basic subscribers
  served                527     494     6.7      527     494     6.7
 Homes passed           848     814     4.2      848     814     4.2
 Basic penetration     62.1%   60.7%     -      62.1%   60.7%     -

U S WEST NewVector (Wireless)
 Subscribers
  (consolidated)      1,463     968    51.1    1,463     968    51.1
 Proportionate POPs
  managed (millions)   20.0    18.5     8.1     20.0    18.5     8.1

<F1>
# 1: Earnings before interest, taxes, depreciation, amortization and other (EBITDA). EBITDA also excludes gains on asset sales, equity losses and guaranteed minority interest expense.
<F2>
Note: Certain reclassifications have been made to conform to the current year presentation.

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